Exhibit 99.2

DIVVYPAY, INC. AND SUBSIDIARIES

Unaudited Condensed consolidated Financial Statements as of and for the three months ended March 31, 2021

DIVVYPAY, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

Page
Condensed consolidated Financial Statements as of and for the three months ended March 31, 2021:

Condensed Consolidated Balance Sheet	1

Condensed Consolidated Statement of Operations and Comprehensive Loss	2

Condensed Consolidated Statement of Stockholders’ Equity	3

Condensed Consolidated Statement of Cash Flows	4

Notes to Condensed consolidated Financial Statements	5–15

Exhibit 99.2

DIVVYPAY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2021

(Unaudited, in thousands, except for share and per-share amounts)

Assets

Current assets:
Cash	$123,879
Restricted cash	17,205
Accounts receivable	7,037
Acquired card receivables, net	115,749
Card receivables held for sale	6,853
Deposits	21,558
Prepaid expenses and other current assets	4,903

Total current assets	297,184

Property and equipment, net	26,422
Intangible assets, net	1,171
Goodwill	405
Other non-current assets	3,112

Total assets	$328,294

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and accrued liabilities	$7,281
Accrued rewards and promotions	14,742
Amounts due to cardholders	11,410
Settlements payable	7,774
Deferred revenue	446

Total current liabilities	41,653

Credit facilities - related party	40,000
Other Credit facilities	37,500
Other long-term liabilities	13,119

Total liabilities	132,272

Stockholders’ equity:
Seed 1 preferred stock, $0.0001 par value; 4,159,610 shares authorized, issued and outstanding; $5,150 liquidation preference	—
Seed 2 preferred stock, $0.0001 par value; 4,443,420 shares authorized; 4,172,567 issued and outstanding; $5,187 liquidation preference	—
Series A preferred stock, $0.0001 par value; 3,699,051 shares authorized; issued and outstanding; $11,800 liquidation preference	—
Series B preferred stock, $0.0001 par value; 5,170,117 shares authorized, issued and outstanding; $33,333 liquidation preference	1
Series C preferred stock, $0.0001 par value; 5,419,684 shares authorized, issued and outstanding; $111,439 liquidation preference	1
Series D preferred stock, $0.0001 par value; 4,847,284 shares authorized, 4,752,239 issued and outstanding; $193,000 liquidation preference	—
Common stock, $0.0001 par value; 47,000,000 shares authorized; 8,196,984 shares issued and outstanding	—
Additional paid-in capital	338,212
Accumulated deficit	(142,192)

Total stockholders’ equity	196,022

Total liabilities and stockholders’ equity	$328,294

See accompanying notes to condensed consolidated financial statements.

DIVVYPAY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(Unaudited, in thousands)

Interchange revenue	$20,513
Other revenue	557

Total revenue	21,070
Cost of revenue	2,287

Gross profit	18,783

Operating expenses:
Sales and marketing	16,495
Product development	4,723
General and administrative	5,336
Provision for losses on acquired card receivables	1,286

Total operating expenses	27,840

Loss from operations	(9,057)

Other expense, net:

Interest income	85
Interest expense, net	(1,347)
Loss on sale of receivables	(1,924)
Other income, net	1,078

Total other expense, net	(2,108)

Loss before income taxes	(11,165)

Income tax benefit	—

Net loss and comprehensive loss	$(11,165)

See accompanying notes to condensed consolidated financial statements.

DIVVYPAY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(Unaudited, in thousands)

	Seed 1		Seed 2		Series A		Series B		Series C		Series D				Additional		Total
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance—January 1, 2021	4,160	$—	4,172	$—	3,699	$—	5,170	$1	5,420	$1	4,752	$—	8,133	$—	$337,449	$(131,027)	$206,424
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	—	—	63	—	72	—	72
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	691	—	691
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(11,165)	(11,165)

Balance—March 31, 2021	4,160	$—	4,172	$—	3,699	$—	5,170	$1	5,420	$1	4,752	$—	8,196	$—	$338,212	$(142,192)	$196,022

See accompanying notes to condensed consolidated financial statements.

DIVVYPAY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(Unaudited, in thousands)

2021
Cash flows from operating activities:
Net loss	$(11,165)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,819
Amortization of deferred financing costs	229
Stock-based compensation	668
Loss on sale of card receivables	1,924
Provision for losses on acquired card receivables	1,286
Change in operating assets and liabilities:
Accounts receivable	(863)
Deposits	(2,638)
Prepaid expenses and other current assets	(1,220)
Other non-current assets	(1,275)
Accounts payable and accrued liabilities	1,559
Accrued rewards and promotions	3,032
Deferred revenue	56
Other long-term liabilities	559

Cash flows used in operating activities	(6,029)

Cash flows used in investing activities:
Net increase in acquired card receivables	(20,586)
Proceeds from card receivables sold	169,424
Remit payment for card receivables sold	(159,062)
Purchase of property and equipment	(584)
Capitalized software development costs	(2,093)

Cash flows used in investing activities	(12,901)

Cash flows provided by financing activities:
Proceeds from credit facilities - related party	10,000
Repayment on credit facilities - related party	(20,000)
Proceeds from other credit facilities	37,500
Payment of deferred financing costs	430
Proceeds from exercise of common stock options and warrants	72

Cash flows provided by financing activities	28,002

Total cash flows	9,072

Cash and restricted cash—beginning of period	132,012

Cash and restricted cash—end of period	$141,084

See accompanying notes to condensed consolidated financial statements.

DIVVYPAY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 – Description of Business and Summary of Significant Accounting Policies

Organization

DivvyPay, Inc. and Subsidiaries (the “Company,” “Divvy,” “we,” or “us”) provides a secure financial platform for businesses in the United States of America to manage payments and subscriptions, build strategic budgets, and eliminate expense reports. With Divvy, employers can give employees direct access to funds, effectively eliminating expense reports and retroactive reimbursement. After signing up, the business owner and their designated employees receive physical Divvy credit cards. Divvy cardholders can create online (virtual) cards, set spending and budget controls, and control card activity in the Divvy platform. We have a free bill pay feature that allows businesses to pay bills through the platform. The card activity and bill payments instantly integrate with the Divvy platform. Divvy does not charge a fee for use of its expense management software. Divvy earns revenue on the banking side of its transactional system through card interchange. We were incorporated in the state of Delaware in April 2016 and are headquartered in Draper, Utah.

Basis of Presentation

The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) regarding interim financial reporting. All intercompany accounts and transactions have been eliminated in consolidation. The unaudited condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and reflect all normal and recurring adjustments that are, in the opinion of management, necessary to present fairly the Company’s financial position, results of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for the period presented. The results of operations for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any other future annual or interim period.

These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes for the year ended December 31, 2020.

Divvy is subject to risks similar to those of other companies of similar size in its industry, including but not limited to, successful development of products and services, access to capital, competition, protection of proprietary technology, dependence on key individuals, and risks associated with changes in information technology. The unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $11.2 million, had cash used in operating activities of $6.0 million and held unrestricted cash and cash equivalents of $123.9 million as of and for the three months ended March 31, 2021. We estimate that cash on hand, available financing arrangements, and projected cash flows from operations will generate sufficient cash flow to cover monthly net cash outflows that are expected over the next 12 months from the date that the condensed consolidated financial statements were available to be issued. As a result of the above, we believe the Company has sufficient working capital to conduct operations and to meet its obligations in the future. In the event these sources of liquidity are not sufficient to meet obligations as they come due, management may seek additional debt or equity financing and management has the ability and commitment to reduce operating expenses, as necessary.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Such estimates, which we evaluate on an on-going basis, include allowances for acquired card receivables, allowance for doubtful accounts, useful lives for property and equipment and intangible assets, valuation allowances for net deferred income tax assets, valuation of stock-based compensation and common stock, and accrued rewards and promotions. We base our estimates on historical experience and on various other assumptions which we believe to be reasonable.

Concentration of Credit Risk and Significant Customers

Financial instruments that potentially subject us to a concentration of credit risk consist principally of cash, restricted cash, acquired card receivables, and accounts receivable. We deposit cash with high credit quality financial institutions, which at times, may exceed federally insured amounts. We have not experienced any losses on our deposits. Our interchange revenue and accounts receivable are derived mostly from one customer bank.

Cash and Restricted Cash

The following table provides a reconciliation of cash and restricted cash reported within the balance sheet that sums to the total of the same such amounts shown in the condensed consolidated statement of cash flows as of March 31, 2021 (in thousands).

Cash	$123,879
Restricted cash	17,205

Total cash and restricted cash	$141,084

Significant Accounting Policies

There have been no changes to our significant accounting policies described in the audited financial statements for the year ended December 31, 2020, other than new accounting policies for a new card program implemented beginning January 2021 as described below.

Previous to January 2021 our interchange revenue was primarily received through a rebate from a single issuing bank for transactions processed on our platform through the Mastercard network. Interchange revenue we receive on the Mastercard network is recognized net of fees paid to the card issuing bank, card network and card processor as Divvy is considered the agent for transactions processed through the Mastercard network.

In January 2021 we implemented a second card program on the Visa network with Divvy being the principal for transactions processed through the Visa network. As Divvy is the principal in the relationship with the various parties, interchange revenue is recognized gross of fees paid to the card issuing bank, card network and card processor. Fees paid to the card issuing bank, card network and card processor for transaction processed on the Visa network are included with cost of revenue.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The FASB has also issued ASU 2020-05 which delayed the effective date of adoption for private companies to January 1, 2022. Topic 842 requires lessees to recognize a right-of-use (“ROU”) asset and a lease liability on the balance sheet for all leases with the exception of short-term leases. For lessees, leases will be classified as either operating or finance leases in the financial statements. The new standard must be adopted using a modified retrospective transition and provides for certain practical expedients. We are evaluating the impact the adoption of this update will have on the consolidated financial statements and expect the most significant impact will be the recognition on the balance sheet of ROU assets and lease liabilities for future leases. The Company does not expect the adoption to have a significant impact on the condensed consolidated statement of operations and comprehensive loss.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments included in this ASU require an entity to reflect its current estimate of all expected credit losses for assets held at an amortized cost basis. This ASU will require that credit losses be presented as an allowance rather than as a write-down. In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments – Credit Losses, which provides clarification on the scope of the guidance. In November 2019, the FASB issued ASU 2019-10 which delays the effective date of adoption for private companies to January 1, 2023. The Company does not expect the adoption to have a significant impact on the condensed consolidated financial statement.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. In response to concerns about structural risks of the cessation of LIBOR, the amendments in this ASU provide optional guidance for a limited time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. The amendments in this ASU provide optional expedients and exceptions for applying GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criteria are met. The amendments in this ASU apply only to contracts and hedging relationships that reference LIBOR or another reference rate expected to be discontinued due to reference rate reform. The expedients and exceptions provided by the amendments do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022. The amendments in this ASU are elective and were effective March 12, 2020 for all entities. The Company does not expect the adoption of this guidance to have a material impact on the condensed consolidated financial statements.

Note 2 – Acquired Card Receivables and Related Allowances

We have portfolios of acquired card receivables.

Credit Quality Indicators

We regularly review collection experience, delinquencies, and net charge-offs in determining allowances for credit losses.

Information related to the current and delinquent receivables by class is shown below as of March 31, 2021 (in thousands):

Current and past due less than 30 days	$114,085
Past due 30 to 59 days	1,198
Past due 60 to 89 days	2,478
Past due 90 to 119 days	1,348
Past due 120 or more days	373

Total receivables	$119,482

The following table presents the outstanding balance of receivables 60 days or more past due that continue to accrue fees or interest and receivables classified as nonperforming as of March 31, 2021 (in thousands):

60 days or more and accruing fees and interest	$—
Nonperforming	$538

The portfolios of acquired card receivables and loans receivable are commercial accounts diversified across various geographies and industries. We manage credit risk based on common risk characteristics including macroeconomic factors such as unemployment rates and User financial condition. Certain lines of credit and acquired card receivable balances are collateralized by cash deposits held by a card issuing bank. Before an account is charged off, we obtain any available cash collateral from the card issuing bank. The key indicator we assess in monitoring the credit quality and risk in the portfolios of acquired card receivables are delinquency trends.

The following table provides changes in the Company’s allowance for credit losses on acquired card receivables for the three months ended March 31, 2021 (in thousands):

Balance at January 1, 2021	$4,643
Provision for losses	1,069
Charge-offs	(2,303)
Recoveries	324

Balance at March 31, 2021	$3,733

The Company also incurred $0.2 million in losses for the three months ended March 31, 2021, related to card transactions disputed by cardholders. Losses related to card transaction disputes are included within provision for losses on acquired card receivables within the condensed consolidated statement of operations and comprehensive loss.

$54.9 million and $56.2 million of card receivables served as collateral for the 2019 Credit Facility and 2021 Credit Facility, respectively, (see Note 8) as of March 31, 2021.

The following table provides additional detail of the Company’s allowance for credit losses by impairment methodology as of March 31, 2021 (in thousands):

Allowance for credit losses evaluated for impairment:
Collective evaluation	$3,733
Specific evaluation	—

Total allowance for credit losses	$3,733

Recorded balance in receivables evaluated for impairment:
Collective evaluation	$119,482
Specific evaluation	—

Total receivables	$119,482

Note 3 – Transferred Receivables and Servicing

The Company sells a portion of acquired card receivables to a third-party bank (“Purchasing Bank”) at a discount. The Company has some form of continuing involvement in receivables sold to Purchasing Bank, including as servicer. See Note 12 – Fair Value Measurements regarding the participating interest asset. For receivables where servicing is the only form of continuing involvement, the Company would only experience a loss if it were required to repurchase a delinquent receivable due to a breach in representations and warranties associated with its receivable sale or servicing contracts. The Company recognized $0.2 in servicing revenue for transferred receivables for the three months ended March 31, 2021.

As of March 31, 2021, the aggregate unpaid principal balance of transferred receivables was $32.0 million, of which $1.2 million was 30 days or more past due and not charged off.

Note 4 – Property and Equipment

Property and equipment, net consisted of the following as of March 31, 2021 (in thousands):

Computer and office equipment	$2,529
Furniture and fixtures	3,175
Leasehold improvements	12,250
Capitalized software development costs	15,321

Total property and equipment	33,275
Less accumulated depreciation and amortization	6,853

Total property and equipment, net	$26,422

Depreciation expense for computer and office equipment, furniture and fixtures and leasehold improvements was $0.7 million for the three months ended March 31, 2021. Amortization expense for capitalized software development costs for the three months ended March 31, 2021 was $1.1 million, including approximately $0.1 million related to the write-off of capitalized cost for software features no longer in use. Amortization expense for capitalized software development costs is recorded within cost of revenue on the condensed consolidated statement of operations and comprehensive loss.

Note 5 – Deferred Revenue

Deferred revenue was $0.4 million as of March 31, 2021. $0.1 million of revenue was recognized during the three months ended March 31, 2021 that was included in deferred revenue as of the beginning of the period.

Note 6 – Goodwill and Intangible Assets

Goodwill was $0.4 million as of March 31, 2021. There were no goodwill impairment charges during the three months ended March 31, 2021.

Definite-lived intangible assets consisted of the following as of March 31, 2021 (in thousands):

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Developed technology	$1,445	$(373)	$1,072
Customer relationships	144	(45)	99

Total	$1,589	$(418)	$1,171

Amortization expense for intangible assets was $0.1 million for the three months ended March 31, 2021. Amortization expense for developed technology and customer relationships are recorded within cost of revenue and sales and marketing, respectively, on the condensed consolidated statement of operations and comprehensive loss.

Based on the recorded intangible assets at March 31, 2021, estimated amortization expense is expected to be as follows (in thousands):

Years Ending December 31,
Remainder of 2021	$202
2022	270
2023	270
2024	261
2025	168

Total	$1,171

Note 7 – Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities were as follows as of March 31, 2021 (in thousands):

Accounts payable	$997
Accrued payroll and benefits	2,160
Accrued bonus and commissions	606
Accrued interest	422
Deferred rent and tenant improvement payable	1,025
Other accrued liabilities	2,071

Total accounts payable and accrued liabilities	$7,281

Note 8 – Credit Facilities – Related Party and Other Credit Facilities

The outstanding borrowings from the related party credit facilities and other credit facilities consisted of the following as of March 31, 2021 (in thousands):

	Credit Facilities - Related Party	Other Credit Facilities
2019 Credit Facility	$30,000	$—
2021 Credit Facility	10,000	37,500

Total	$40,000	$37,500

2019 Credit Facility

In January 2019, we entered a revolving warehouse credit facility (“2019 Credit Facility”) with a committed limit of $100 million and a final maturity date of January 2022. The stated interest on the facility was at 7.5%, which may be reduced to 6.0% over time subject to certain conditions, plus LIBOR (subject to a floor rate of two percent). The lender on the 2019 Credit Facility is a related party shareholder.

In March 2021, we amended the 2019 Credit Facility to extend the final maturity date to January 2023, decrease the facility limit to $60 million, decrease the minimum utilization requirement to $30 million, modify financial covenants, change the definition of eligible financed receivables, and in October 2021 decrease the interest rate from 6.0% to 4.5% plus LIBOR (subject to a floor rate of 0.25% percent).

The facility includes an unused fee of 0.5%, however, to the extent minimum utilization requirements are not met, the unused fee is equal to the stated interest rate for the portion of unused funds under the utilization requirement. The Company agrees to debt covenants which include tangible net worth requirements and cash covenant restrictions.

2021 Credit Facility

In March 2021, we entered into a revolving credit facility (“2021 Credit Facility”) to finance the acquisition of receivables with a combined limit of $95 million consisting of a Note A with a limit of $75 million and a Note B with a limit of $20 million. Note A has an interest rate of 2.75% plus LIBOR (subject to a floor rate of 0.25% percent). Note B has an interest rate of 10.25% plus LIBOR (subject to a floor rate of 0.25% percent). The facility has an advance rate of up to 95% on card receivables with receivables greater than 30 days past due having a lower advance rate. The related party lender on Note B of the 2021 Credit Facility is also the related party lender on the 2019 Credit Facility.

The deferred financing cost are amortized into interest expense over the term of the respective credit facilities.

The 2019 Credit Facility and 2021 Credit Facilities are secured by an interest in certain acquired card receivables.

Total accrued interest payable on the 2019 Credit Facility and 2021 Credit Facility as of March 31, 2021 was $0.2 million and $0.2 million, respectively, and is included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.

As of March 31, 2021, Divvy is compliant with its financial covenants.

Note 9 – Line of Credit

In March 2020, we entered into a working capital revolving line of credit (“2020 Line of Credit”) with a limit of $35 million. Interest on the facility is at the greater of LIBOR and 1%, plus 3% to 4% depending on the Company’s quick ratio. The line of credit matures in March 2023. The Company agrees to debt covenants which include adjusted quick ratio and cash restrictions. As of March 31, 2021, Divvy is compliant with its financial covenants and there are no outstanding borrowings on the 2020 Line of Credit.

Note 10 – Stock-based Compensation

In April 2016, the board of directors and stockholders adopted the 2016 Equity Inventive Plan (the “2016 Plan”). The 2016 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, stock appreciation rights, and restricted stock unit awards to employees and non-employees consultants. As of March 31, 2021, there were 8,934,209 shares of common stock authorized and 585,355 shares available for new grants under the 2016 Plan.

The fair value of the common stock that underlies the stock options is determined by the board of directors based, in part, upon periodic valuation studies obtained from a third-party valuation firm.

For the three months ended March 31, 2021, 1,459,002 stock options were granted with a weighted-average grant-date fair value of $5.45 and vesting between three and six years. The following table summarizes the weighted average assumptions relating to our stock options used in a Black Scholes option pricing model for the three months ended March 31, 2021:

Dividend yield	0.0%
Volatility	50.0%
Risk-free rate	0.6%
Expected life (years)	6.3
Fair value of common stock	$11.36

The following tables show stock-based compensation expense by where the stock-based compensation was recorded in our condensed consolidated balance sheet and statement of operations and comprehensive loss for the three months ended March 31, 2021 (in thousands):

Capitalized software development costs	$24
Cost of revenue	6
Sales and marketing	118
Product development	146
General and administrative	398

Total employee stock-based compensation	$692

As of March 31, 2021, we had $10.4 million of unrecognized stock-based compensation costs related to non-vested options that are expected to be recognized over a weighted-average period of 1.6 years.

Note 11 – Income Taxes

The Company’s provision for income taxes during the interim periods is determined using an estimate of the Company’s annual effective tax rate, which is adjusted for certain discrete tax items during the interim period. The Company reported an immaterial amount of income tax provision during the three months ended March 31, 2021. The Company’s effective tax rate differs from the Federal statutory rate primarily due to the change in valuation allowances. The Company is subject to income tax audits in the U.S. The Company records liabilities related to uncertain tax positions and believes that the Company provided adequate reserves for income tax uncertainties in all open tax years. Due to the Company’s history of tax losses, all years remain open to tax audit.

The Company’s management evaluates the realizability of the Company’s deferred tax assets based on all available evidence, both positive and negative. The realization of net deferred tax assets is dependent on the Company’s ability to generate sufficient future taxable income during the foreseeable future. As of March 31, 2021, the Company continues to maintain a full valuation allowance of the deferred tax assets.

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Note 12 – Fair Value Measurements

We follow ASC 820, Fair Value Measurements and Disclosures, which defines fair value and establishes a framework to measure fair value. This guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The three levels of the fair value hierarchy are as follows:

•	Level 1 – quoted prices in active markets for identical assets or liabilities.

•

Level 2 – quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

•	Level 3 – significant unobservable inputs for the asset or liability.

Assets and liabilities measured at fair value on a recurring basis were as follows (in thousands):

	March 31, 2021
	Level 1	Level 2	Level 3
Participating interest asset - See Note 3	$—	$—	$1,680

The following table presents quantitative information about the significant unobservable inputs used for the Company’s Level 3 fair value measurements for participating interest asset as of March 31, 2021.

Required asset purchaser yield	7.50%
Net cummulative expected loss rates	0.34%
Expected prepayment rates	0.00%
Market servicing rates (% of receivables sold)	0.11%

If the net cumulative expected loss rate were to increase to 0.85% the participating interest asset would reduce to an insignificant amount.

For the three months ended March 31, 2021 there were no transfers of fair value assets and liabilities in or out of Level 3 of the fair value hierarchy.

The carrying amount of our cash, receivables, and payables and accrued liabilities approximates fair value because of the short-term nature of these items.

Note 13 – Commitments and Contingencies

Litigation

From time to time, we are involved in legal proceedings, including challenges to trademarks, arising in the normal course of business. Management believes that the outcome of these proceedings will not have a material impact on our financial position, results of operations, or liquidity.

Lease Commitments

In April 2019, we signed an agreement to lease 155,107 square feet of office space in Draper, Utah. The lease includes, annual escalating rent, and a deposit of $2.3 million. The lease term is for 118 months starting in June 2020.

At March 31, 2021, future minimum lease payments under non-cancellable operating leases were as follows (in thousands):

Year Ending December 31:	Operating Lease
Remainder of 2021	$2,596
2022	4,678
2023	4,795
2024	4,915
2025	5,037
2026	5,163
Thereafter	17,682

Total	$44,866

Rent expense under operating leases for the three months ended March 31, 2021 was $0.8 million.

In December 2020, we signed an agreement to sublease a portion of our Draper, Utah office space. The lease includes an 11-month rent abatement period, annual escalating rent, and a deposit of $0.1 million. The lease term is for 60 months starting in January 2021.

At March 31, 2021, future minimum lease payments to be received under the non-cancellable operating sublease were as follows (in thousands):

Year Ended December 31:	Operating Subease
Remainder of 2021	$180
2022	574
2023	686
2024	804
2025	824

Total	$3,068

Receivable Repurchase Obligations

The Company has agreed to repurchase receivables sold to the Purchasing Bank if representations and warranties made with respect to such receivables are breached. The Company has also agreed to repurchase receivables for which a User fails to make the first payment within ten days of when it is due. The obligation to repurchase receivables meeting the previously specified criteria is limited to receivables transferred to the Purchased Bank less related cardholder payments remitted to the Purchasing Bank. The repurchase of receivables is generally settled net of the acquisition of new receivables by the Purchasing Bank. We believe such provisions are customary and consistent with market standards. As of March 31, 2021, the estimated reserve for repurchase obligations was immaterial.

Credit Limit Commitments

At March 31, 2021, we had unused credit arrangements for card receivables of approximately $489.2 million. Such arrangements arise from agreements with Users and card issuing banks for unused lines of credit on charge cards, provided there is no violation of conditions in the related agreements. These arrangements are periodically reviewed based on account usage and User credit worthiness. We can terminate substantially all of these arrangements at any time and these arrangements do not necessarily represent future cash requirements.

Note 14 – Subsequent Events

On May 6, 2021, the Company entered into an Agreement and Plan of Merger, with Bill.com Holdings Inc. and upon the terms and conditions set forth therein, DivvyPay, Inc. and Subsidiaries will merge with and into Bill.com Holdings Inc. As a result, the Company became a wholly-owned subsidiary of Bill.com Holdings Inc. The transaction closed on June 1, 2021. Concurrent with the closing of the merger with Bill.com Holding Inc. the Company’s 2020 Line of Credit was terminated. No costs were incurred to terminate the 2020 Line of Credit.

We have evaluated subsequent events through August 16, 2021, the date the condensed consolidated financial statements were available to be issued.